UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2001

                                                            ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

     Delaware                                                              1-4996                                                      34-0868285
(State or other jurisdiction of                      (Commission File Number)                                  (I.R.S. Employer
   incorporation or organization)                                                                                              Identification No.)

       One Allied Drive, Little Rock, Arkansas                                                                                          72202
     (Address of principal executive offices)                                                                                          (Zip Code)

     Registrant's telephone number, including area code                                                                  (501) 905-8000

                                                                              Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

     On October 31, 2001, ALLTEL Corporation ("ALLTEL") announced an agreement to purchase wireline properties serving about 600,000 customers in Kentucky from Verizon Communications Inc. for $1.9 billion in cash. The new wireline properties will overlap ALLTEL's wireless service areas in northeastern Kentucky. Following the completion of the transaction, ALLTEL will have more than 3 million wireline customers. The transaction is expected to close in the second half of 2002.

A press release, dated October 31, 2001, announcing the agreement to purchase wireline properties was issued by ALLTEL and is filed as an exhibit hereto and incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

99.1 Press Release dated October 31, 2001 of ALLTEL Corporation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            ALLTEL CORPORATION
(Registrant)

                             By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
October 31, 2001

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits	Page Number

99.1	Press Release of ALLTEL Corporation dated October 31, 2001	5

4

Exhibit 99.1

October 31, 2001

ALLTEL to buy about 600,000 local telephone lines in Kentucky

For additional information contact:

Andrew Moreau 501-905-7962
Director - Corporate Communications
andrew.moreau@alltel.com

Kerry Brooks 501-905-8991
Vice President - Investor Relations
kerry.brooks@alltel.com

Release date: Oct. 31, 2001

Purchase expands scale and scope of communications business

LITTLE ROCK, Ark. - ALLTEL today announced an agreement to purchase local telephone properties serving about 600,000 customers in Kentucky from Verizon Communications Inc. for $1.9 billion in cash.

The transaction is expected to close in the second half of 2002. ALLTEL expects the transaction to be accretive to earnings per share in the first full year of operations.

"This transaction will improve our earnings growth and continue our balanced approach of expanding ALLTEL's wireline and wireless businesses," said Joe Ford, ALLTEL's chairman and chief executive officer.

Under the agreement, ALLTEL will add about 600,000 access lines in Kentucky, increasing the company's total local telephone lines by about 25 percent to more than 3 million. ALLTEL currently provides wireless, wireline and long-distance service to more than 40,000 communications customers in Kentucky. The new wireline properties will overlap ALLTEL's wireless service in northeastern Kentucky

"The transaction continues our strategy of expanding the scale and scope of our communications business in markets with potential for selling additional features and services, including bundling our long-distance service with local telephone access," said Scott Ford, ALLTEL's president and chief operating officer.

ALLTEL will hold its previously scheduled conference call at 7:30 a.m. CST on Thursday, Nov. 1, to announce the company's third-quarter earnings results during which ALLTEL will discuss this acquisition. Interested parties can access the call by dialing 877-493-2983 five minutes prior to the start time. A replay of the call will be available beginning at 10:30 a.m. CST on Nov. 1, and ending at midnight CST on Nov. 3. The replay can be accessed by calling 800-642-1687, passcode 2115217.

ALLTEL, with more than 10 million communications customers and more than $7.5 billion in annual revenues, is a leader in the communications and information services industries. ALLTEL has communications customers in 24 states and provides information services to telecommunications, financial and mortgage clients in 55 countries and territories.

The company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) rapid technological developments and changes in the telecommunications and information services industries; ongoing deregulation (and the resulting likelihood of significantly increased price and product/service competition) in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on the company's ability to change its pricing for communications services; the final outcome of federal, state and local regulatory initiatives and proceedings related to the terms of interconnection, access charges, universal service and unbundled network elements and resale rates; the possible future unavailability of Statement of Financial Accounting Standards No. 71 to the company's wireline subsidiaries; continuing consolidation in certain industries served by the company's information services business; and the risks associated with relatively large, multi-year contracts in the company's information services business.

ALLTEL, NYSE: AT

www.alltel.com